CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our audit report on Form 10-KSB dated November 27, 2006, relating to the financial statements of CrossPoint Energy Company (formerly Electrum Mining Limited) for the year ended September 30, 2006.

CACCIAMATTA ACCOUNTANCY CORPORATION

Irvine, California
November 27, 2006